Exhibit 99.01
Cadence Reports Fourth Quarter and Fiscal Year 2014 Financial Results
SAN JOSE, Calif. — February 4, 2015 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the fourth quarter and fiscal year 2014.
Cadence reported fourth quarter 2014 revenue of $423 million, compared to revenue of $377 million reported for the same period in 2013. On a GAAP basis, Cadence recognized net income of $65 million, or $0.21 per share on a diluted basis, in the fourth quarter of 2014, compared to net income of $38 million, or $0.13 per share on a diluted basis, for the same period in 2013. Revenue for 2014 totaled $1.581 billion, compared to revenue of $1.460 billion for 2013. Net income for 2014 was $159 million, or $0.52 per share on a diluted basis, compared to net income of $164 million, or $0.56 per share on a diluted basis, for 2013.
Using the non-GAAP measure defined below, net income in the fourth quarter of 2014 was $84 million, or $0.27 per share on a diluted basis, as compared to net income of $67 million, or $0.23 per share on a diluted basis, for the same period in 2013. For 2014, non-GAAP net income was $287 million, or $0.94 per share on a diluted basis, compared to non-GAAP net income of $252 million, or $0.86 per share on a diluted basis, in 2013.

“Fiscal 2014 was a year of excellent progress for our system design enablement strategy for end-product design, as we delivered a growing set of innovative solutions to our expanding systems and SoC customer base,” said Lip-Bu Tan, president and chief executive officer.  “Our digital and signoff solutions gained momentum with market-shaping customers, and our IP business had a breakout year with revenue growth of nearly 40 percent.  As we look ahead, we are confident that our strategy and commitment to innovation will continue to drive meaningful customer wins.”

“Our focus on execution drove solid financial results in Q4 and throughout 2014,” added Geoff Ribar, senior vice president and chief financial officer.  “We are committed to driving efficiency, productivity and sustainable profitability over the long-term as we work to meet the needs of our ongoing business, invest in future growth opportunities and return cash to shareholders under our recently expanded stock repurchase program.”
Business Outlook
For the first quarter of 2015, the company expects total revenue in the range of $405 million to $415 million. First quarter GAAP net income per diluted share is expected to be in the range of $0.08 to $0.10. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.20 to $0.22.
For 2015, the company expects total revenue in the range of $1.680 billion to $1.720 billion. On a GAAP basis, net income per diluted share for 2015 is expected to be in the range of $0.49 to $0.61. Using the non-GAAP measure defined below, net income per diluted share for 2015 is expected to be in the range of $0.94 to $1.06.
For 2015, the company is forecasting a non-GAAP income tax rate of 23 percent, down from 26 percent used in fiscal 2014, based on forecasted increases in foreign earnings that are expected to lower Cadence's long-term non-GAAP effective income tax rate.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included in this release.
Audio Webcast Scheduled
Lip-Bu Tan, president and chief executive officer, and Geoff Ribar, senior vice president and chief financial officer, will host a fourth quarter and fiscal year 2014 financial results audio webcast today, February 4, 2015, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting February 4, 2015 at 5 p.m. (Pacific) and ending March 20, 2015 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.

About Cadence
Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.
Cadence and the Cadence logo are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above regarding Cadence’s fourth quarter and fiscal year 2014 financial results, as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Geoff Ribar, are or include forward-looking statements based on current expectations or beliefs and preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that the restructurings and other efforts to improve operational efficiency of Cadence's customers could result in delays in purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency in its business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

To supplement Cadence’s financial results presented on a generally accepted accounting principles, or GAAP, basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP, and is calculated by taking GAAP net income and excluding, as applicable, amortization and sale of intangible assets and debt discount related to our convertible notes, stock-based compensation expense, acquisition and integration-related costs including changes in fair value of contingent consideration and retention expenses for employees added from our 2013 and 2014 acquisitions, special charges (comprised of costs related to a voluntary retirement program and executive severance costs), investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence’s management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of the company’s core business operations and therefore provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations, facilitates comparisons to the company’s historical operating results and enhances investors' ability to review Cadence's business from the same perspective as Cadence's management. Cadence’s management also uses non-GAAP net income internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are encouraged to look at the GAAP results as the best measure of financial performance.
The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
	January 3, 2015	December 28, 2013
	(unaudited)
(in thousands)
Net income on a GAAP basis	$65,030	$37,705
Amortization of acquired intangibles	17,559	12,422
Stock-based compensation expense	22,974	18,798
Non-qualified deferred compensation expenses	409	1,256
Restructuring and other charges (credits)	(1,145)	15,405
Acquisition and integration-related costs	4,280	8,903
Special charges*	—	216
Amortization of debt discount	4,782	5,515
Other income or expense related to investments and non-qualified deferred compensation plan assets**	(1,484)	(1,553)
Income tax effect of non-GAAP adjustments	(27,987)	(31,775)
Net income on a non-GAAP basis	$84,418	$66,892

*	Comprised of costs related to executive severance costs

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Net Income Reconciliation	Years Ended
	January 3, 2015	December 28, 2013
	(unaudited)
(in thousands)
Net income on a GAAP basis	$158,898	$164,243
Amortization and sale of acquired intangibles	60,924	44,134
Stock-based compensation expense	83,792	66,285
Non-qualified deferred compensation expenses	3,415	3,293
Restructuring and other charges	10,252	17,999
Acquisition and integration-related costs	24,620	31,972
Special charges*	10,816	961
Amortization of debt discount	17,602	22,315
Other income or expense related to investments and non-qualified deferred compensation plan assets**	(4,629)	(5,280)
Income tax benefit due to a release of an uncertain tax position	—	(33,719)
Income tax effect of non-GAAP adjustments	(78,723)	(60,104)
Net income on a non-GAAP basis	$286,967	$252,099

*	Comprised of costs related to a voluntary retirement program and executive severance costs

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income per Share Reconciliation	Three Months Ended
	January 3, 2015	December 28, 2013
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.21	$0.13
Amortization of acquired intangibles	0.06	0.04
Stock-based compensation expense	0.07	0.06
Non-qualified deferred compensation expenses	—	0.01
Restructuring and other charges (credits)	—	0.05
Acquisition and integration-related costs	0.01	0.03
Special charges*	—	—
Amortization of debt discount	0.01	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets**	—	—
Income tax effect of non-GAAP adjustments	(0.09)	(0.11)
Diluted net income per share on a non-GAAP basis	$0.27	$0.23
Shares used in calculation of diluted net income per share — GAAP***	310,273	294,663
Shares used in calculation of diluted net income per share — non-GAAP***	310,273	294,663

*	Comprised of costs related to executive severance costs

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

***
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Diluted Net Income per Share Reconciliation	Years Ended
	January 3, 2015	December 28, 2013
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.52	$0.56
Amortization and sale of acquired intangibles	0.20	0.15
Stock-based compensation expense	0.27	0.23
Non-qualified deferred compensation expenses	0.01	0.01
Restructuring and other charges	0.03	0.06
Acquisition and integration-related costs	0.08	0.11
Special charges*	0.04	—
Amortization of debt discount	0.06	0.08
Other income or expense related to investments and non-qualified deferred compensation plan assets**	(0.01)	(0.02)
Income tax benefit due to a release of an uncertain tax position	—	(0.11)
Income tax effect of non-GAAP adjustments	(0.26)	(0.21)
Diluted net income per share on a non-GAAP basis	$0.94	$0.86
Shares used in calculation of diluted net income per share — GAAP***	306,775	294,564
Shares used in calculation of diluted net income per share — non-GAAP***	306,775	294,564

*	Comprised of costs related to a voluntary retirement program and executive severance costs

**
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

***
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning March 20, 2015, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s first quarter 2015 earnings release is published, which is currently scheduled for April 27, 2015.
For more information, please contact:
Investors and Shareholders
Alan Lindstrom
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Mark Plungy
Cadence Design Systems, Inc.
408-944-7039
publicrelations@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
January 3, 2015 and December 28, 2013
(In thousands)
(Unaudited)

	January 3, 2015	December 28, 2013
Current assets:
Cash and cash equivalents	$932,161	$536,260
Short-term investments	90,445	96,788
Receivables, net	122,492	107,624
Inventories	56,394	50,220
2015 notes hedges	523,930	306,817
Prepaid expenses and other	126,313	123,382
Total current assets	1,851,735	1,221,091
Property, plant and equipment, net of accumulated depreciation of $552,551 and $568,494, respectively	230,112	238,715
Goodwill	553,767	456,905
Acquired intangibles, net of accumulated amortization of $154,814 and $139,820, respectively	360,932	311,693
Long-term receivables	3,644	3,672
Other assets	209,366	196,525
Total assets	$3,209,556	$2,428,601
Current liabilities:
Convertible notes	$342,499	$324,826
2015 notes embedded conversion derivative	523,930	306,817
Accounts payable and accrued liabilities	225,375	216,594
Current portion of deferred revenue	301,287	299,973
Total current liabilities	1,393,091	1,148,210
Long-term liabilities:
Long-term portion of deferred revenue	54,726	52,850
Long-term debt	348,676	—
Other long-term liabilities	79,489	71,436
Total long-term liabilities	482,891	124,286
Stockholders’ equity	1,333,574	1,156,105
Total liabilities and stockholders’ equity	$3,209,556	$2,428,601

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months and Years Ended January 3, 2015 and December 28, 2013
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Years Ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013
Revenue:
Product and maintenance	$393,223	$350,079	$1,479,151	$1,357,934
Services	29,875	26,643	101,781	102,182
Total revenue	423,098	376,722	1,580,932	1,460,116
Costs and expenses:
Cost of product and maintenance	39,475	41,757	156,333	132,245
Cost of services	18,640	17,274	67,373	67,956
Marketing and sales	102,367	94,384	399,688	378,157
Research and development	155,124	135,465	603,006	534,022
General and administrative	26,939	29,481	113,619	121,314
Amortization of acquired intangibles	6,912	5,157	24,017	19,416
Restructuring and other charges (credits)	(1,145)	15,405	10,252	17,999
Total costs and expenses	348,312	338,923	1,374,288	1,271,109
Income from operations	74,786	37,799	206,644	189,007
Interest expense	(11,961)	(9,208)	(34,121)	(37,581)
Other income, net	3,879	842	8,479	7,570
Income before provision (benefit) for income taxes	66,704	29,433	181,002	158,996
Provision (benefit) for income taxes	1,674	(8,272)	22,104	(5,247)
Net income	$65,030	$37,705	$158,898	$164,243
Net income per share - basic	$0.23	$0.13	$0.56	$0.59
Net income per share - diluted	$0.21	$0.13	$0.52	$0.56
Weighted average common shares outstanding - basic	283,928	280,083	283,349	277,796
Weighted average common shares outstanding - diluted	310,273	294,663	306,775	294,564

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Years Ended January 3, 2015 and December 28, 2013
(In thousands)
(Unaudited)

	Years Ended
	January 3, 2015	December 28, 2013
Cash and cash equivalents at beginning of year	$536,260	$726,357
Cash flows from operating activities:
Net income	158,898	164,243
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	115,634	98,308
Amortization of debt discount and fees	20,529	25,384
Stock-based compensation	83,792	66,285
Gain on investments, net	(4,707)	(5,311)
Deferred income taxes	12,478	(2,366)
Other non-cash items	6,854	3,932
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(17,925)	(3,609)
Inventories	(11,708)	(14,594)
Prepaid expenses and other	(2,501)	30,368
Other assets	(42,181)	(2,530)
Accounts payable and accrued liabilities	3,856	41,727
Deferred revenue	(11,860)	2,506
Other long-term liabilities	5,563	(36,738)
Net cash provided by operating activities	316,722	367,605
Cash flows from investing activities:
Purchases of available-for-sale securities	(124,165)	(111,702)
Proceeds from the sale of available-for-sale securities	85,384	77,621
Proceeds from the maturity of available-for-sale securities	46,612	38,706
Proceeds from the sale of long-term investments	1,085	6,234
Purchases of property, plant and equipment	(39,810)	(44,929)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(167,121)	(392,825)
Net cash used for investing activities	(198,015)	(426,895)
Cash flows from financing activities:
Proceeds from issuance of debt	348,649	—
Proceeds from revolving credit facility	100,000	100,000
Payment on revolving credit facility	(100,000)	(100,000)
Payment of convertible notes	(1)	(144,639)
Payment of convertible notes embedded conversion derivative liability	(1)	—
Proceeds from convertible notes hedges	1	—
Principal payments on receivable financing	—	(2,526)
Payment of debt issuance costs	(6,500)	—
Payment of acquisition-related contingent consideration	(1,835)	(677)
Tax effect related to employee stock transactions allocated to equity	7,583	9,034
Proceeds from issuance of common stock	65,913	42,657
Stock received for payment of employee taxes on vesting of restricted stock	(24,727)	(20,140)
Payments for repurchases of common stock	(100,117)	—
Net cash provided by (used for) financing activities	288,965	(116,291)
Effect of exchange rate changes on cash and cash equivalents	(11,771)	(14,516)
Increase (decrease) in cash and cash equivalents	395,901	(190,097)
Cash and cash equivalents at end of year	$932,161	$536,260

Cadence Design Systems, Inc.
As of February 4, 2015
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Three Months Ending April 4, 2015	Year Ending January 2, 2016
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.08 to $0.10	$0.49 to $0.61
Amortization of acquired intangibles	0.05	0.21
Stock-based compensation expense	0.07	0.31
Acquisition and integration-related costs	0.01	0.03
Amortization of debt discount	0.02	0.02
Income tax effect of non-GAAP adjustments	(0.03)	(0.12)
Diluted net income per share on a non-GAAP basis	$0.20 to $0.22	$0.94 to $1.06

Cadence Design Systems, Inc.
As of February 4, 2015
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Three Months Ending April 4, 2015	Year Ending January 2, 2016
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$26 to $33	$153 to $190
Amortization of acquired intangibles	16	64
Stock-based compensation expense	22	95
Acquisition and integration-related costs	3	8
Amortization of debt discount	5	7
Income tax effect of non-GAAP adjustments	(10)	(36)
Net income on a non-GAAP basis	$62 to $69	$291 to $328

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2013					2014
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Americas	44%	45%	48%	47%	46%	45%	44%	46%	47%	45%
Asia	19%	21%	20%	19%	20%	23%	23%	22%	22%	23%
Europe, Middle East and Africa	22%	21%	20%	20%	21%	20%	22%	21%	21%	21%
Japan	15%	13%	12%	14%	13%	12%	11%	11%	10%	11%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2013					2014
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Functional Verification, including Emulation Hardware	22%	22%	24%	25%	23%	23%	21%	23%	21%	22%
Digital IC Design and Signoff	33%	31%	29%	29%	30%	30%	30%	29%	28%	29%
Custom IC Design	28%	28%	28%	26%	27%	27%	28%	27%	28%	27%
System Interconnect and Analysis	10%	11%	10%	10%	11%	10%	11%	10%	11%	11%
IP	7%	8%	9%	10%	9%	10%	10%	11%	12%	11%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Three Months Ended January 3, 2015
(In thousands)
(Unaudited)

	Three Months Ended
	January 3, 2015
	GAAP	Adjustments		Non-GAAP
Revenue:
Product and maintenance	$393,223	$—		$393,223
Services	29,875	—		29,875
Total revenue	423,098	—		423,098
Costs and expenses:
Cost of product and maintenance	39,475	(11,297)	(A)	28,178
Cost of services	18,640	(950)	(A)	17,690
Marketing and sales	102,367	(5,924)	(A)	96,443
Research and development	155,124	(15,795)	(A)	139,329
General and administrative	26,939	(4,344)	(A)	22,595
Amortization of acquired intangibles	6,912	(6,912)	(A)	—
Restructuring and other charges (credits)	(1,145)	1,145		—
Total costs and expenses	348,312	(44,077)		304,235
Income from operations	74,786	44,077		118,863
Interest expense	(11,961)	4,782	(B)	(7,179)
Other income (expense), net	3,879	(1,484)	(C)	2,395
Income before provision for income taxes	66,704	47,375		114,079
Provision for income taxes	1,674	27,987	(D)	29,661
Net income	$65,030	$19,388		$84,418
Notes:
(A) For the three months ended January 3, 2015 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Acquisition and integration-related costs	Total adjustments
Cost of product and maintenance	$10,647	$644	$6	$—	$11,297
Cost of services	—	942	8	—	950
Marketing and sales	—	5,494	19	411	5,924
Research and development	—	12,225	216	3,354	15,795
General and administrative	—	3,669	160	515	4,344
Amortization of acquired intangibles	6,912	—	—	—	6,912
Total	$17,559	$22,974	$409	$4,280	$45,222
(B) Amortization of debt discount related to convertible notes
(C) Other income or expense related to investments and non-qualified deferred compensation plan assets
(D) Income tax effect of non-GAAP adjustments

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Three Months Ended December 28, 2013
(In thousands)
(Unaudited)

	Three Months Ended
	December 28, 2013
	GAAP	Adjustments		Non-GAAP
Revenue:
Product and maintenance	$350,079	$—		$350,079
Services	26,643	—		26,643
Total revenue	376,722	—		376,722
Costs and expenses:
Cost of product and maintenance	41,757	(7,743)	(E)	34,014
Cost of services	17,274	(698)	(E)	16,576
Marketing and sales	94,384	(5,201)	(E)	89,183
Research and development	135,465	(15,666)	(E)	119,799
General and administrative	29,481	(7,130)	(E)	22,351
Amortization of acquired intangibles	5,157	(5,157)	(E)	—
Restructuring and other charges	15,405	(15,405)		—
Total costs and expenses	338,923	(57,000)		281,923
Income from operations	37,799	57,000		94,799
Interest expense	(9,208)	5,515	(F)	(3,693)
Other income (expense), net	842	(1,553)	(G)	(711)
Income before provision (benefit) for income taxes	29,433	60,962		90,395
Provision (benefit) for income taxes	(8,272)	31,775	(H)	23,503
Net income	$37,705	$29,187		$66,892
Notes:
(E) For the three months ended December 28, 2013 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Acquisition and integration-related costs	Special charges (I)	Total adjustments
Cost of product and maintenance	$7,265	$471	$7	$—	$—	$7,743
Cost of services	—	689	9	—	—	698
Marketing and sales	—	4,703	68	430	—	5,201
Research and development	—	9,605	683	5,378	—	15,666
General and administrative	—	3,330	489	3,095	216	7,130
Amortization of acquired intangibles	5,157	—	—	—	—	5,157
Total	$12,422	$18,798	$1,256	$8,903	$216	$41,595
(F) Amortization of debt discount related to convertible notes
(G) Other income or expense related to investments and non-qualified deferred compensation plan assets
(H) Income tax effect of non-GAAP adjustments
(I) Comprised of cost related to executive severance costs

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Year Ended January 3, 2015
(In thousands)
(Unaudited)

	Year Ended
	January 3, 2015
	GAAP	Adjustments		Non-GAAP
Revenue:
Product and maintenance	$1,479,151	$—		$1,479,151
Services	101,781	—		101,781
Total revenue	1,580,932	—		1,580,932
Costs and expenses:
Cost of product and maintenance	156,333	(39,586)	(J)	116,747
Cost of services	67,373	(3,997)	(J)	63,376
Marketing and sales	399,688	(25,410)	(J)	374,278
Research and development	603,006	(68,141)	(J)	534,865
General and administrative	113,619	(22,416)	(J)	91,203
Amortization of acquired intangibles	24,017	(24,017)	(J)	—
Restructuring and other charges	10,252	(10,252)		—
Total costs and expenses	1,374,288	(193,819)		1,180,469
Income from operations	206,644	193,819		400,463
Interest expense	(34,121)	17,602	(K)	(16,519)
Other income, net	8,479	(4,629)	(L)	3,850
Income before provision for income taxes	181,002	206,792		387,794
Provision for income taxes	22,104	78,723	(M)	100,827
Net income	$158,898	$128,069		$286,967
Notes:
(J) For the year ended January 3, 2015 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Acquisition and integration-related costs	Special charges (N)	Total adjustments
Cost of product and maintenance	$36,907	$2,244	$34	$—	$401	$39,586
Cost of services	—	3,280	50	—	667	3,997
Marketing and sales	—	20,580	149	2,768	1,913	25,410
Research and development	—	43,173	1,886	17,228	5,854	68,141
General and administrative	—	14,515	1,296	4,624	1,981	22,416
Amortization of acquired intangibles	24,017	—	—	—	—	24,017
Total	$60,924	$83,792	$3,415	$24,620	$10,816	$183,567
(K) Amortization of debt discount related to convertible notes
(L) Other income or expense related to investments and non-qualified deferred compensation plan assets
(M) Income tax effect of non-GAAP adjustments
(N) Comprised of costs related to a voluntary retirement program

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Year Ended December 28, 2013
(In thousands)
(Unaudited)

	Year Ended
	December 28, 2013
	GAAP	Adjustments		Non-GAAP
Revenue:
Product and maintenance	$1,357,934	$—		$1,357,934
Services	102,182	—		102,182
Total revenue	1,460,116	—		1,460,116
Costs and expenses:
Cost of product and maintenance	132,245	(26,352)	(O)	105,893
Cost of services	67,956	(2,373)	(O)	65,583
Marketing and sales	378,157	(17,828)	(O)	360,329
Research and development	534,022	(53,403)	(O)	480,619
General and administrative	121,314	(27,273)	(O)	94,041
Amortization of acquired intangibles	19,416	(19,416)	(O)	—
Restructuring and other charges	17,999	(17,999)		—
Total costs and expenses	1,271,109	(164,644)		1,106,465
Income from operations	189,007	164,644		353,651
Interest expense	(37,581)	22,315	(P)	(15,266)
Other income, net	7,570	(5,280)	(Q)	2,290
Income before provision (benefit) for income taxes	158,996	181,679		340,675
Provision (benefit) for income taxes	(5,247)	93,823	(R)	88,576
Net income	$164,243	$87,856		$252,099
Notes:
(O) For the year ended December 28, 2013 adjustments to GAAP are as follows for the line items specified:

	Amortization and sale of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Acquisition and integration-related costs	Special charges (S)	Total adjustments
Cost of product and maintenance	$24,718	$1,596	$38	$—	$—	$26,352
Cost of services	—	2,321	52	—	—	2,373
Marketing and sales	—	15,642	239	1,467	480	17,828
Research and development	—	32,999	1,700	18,704	—	53,403
General and administrative	—	13,727	1,264	11,801	481	27,273
Amortization of acquired intangibles	19,416	—	—	—	—	19,416
Total	$44,134	$66,285	$3,293	$31,972	$961	$146,645
(P) Amortization of debt discount related to convertible notes
(Q) Other income or expense related to investments and non-qualified deferred compensation plan assets
(R) Income tax effect of non-GAAP adjustments
(S) Comprised of cost related to executive severance costs